Exhibit 99.2

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Board of Directors and Stockholders of

Adgero Biopharmaceuticals Holdings, Inc.

We have reviewed the accompanying condensed consolidated financial statements of Adgero Biopharmaceuticals Holdings, Inc. and subsidiary (a Delaware corporation), which comprise the condensed consolidated balance sheet as of March 31, 2020, and the related condensed consolidated statements of operations, stockholders’ equity, and cash flows for the three-month periods ended March 31, 2020 and 2019.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of March 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Adgero Biopharmaceuticals Holdings, Inc. and subsidiary as of December 31, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated April 9, 2020, we expressed an unmodified audit opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of Adgero Biopharmaceuticals Holdings, Inc. and subsidiary as of March 31, 2020, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

Somerset, New Jersey

June 1, 2020

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$515,769	$1,298,789
Certificates of deposit	900,168	450,071
Prepaid expenses	4,450	6,396
Total current assets	1,420,387	1,755,256
Property and equipment, net	195,521	199,858
Other assets	18,078	18,078
Total Assets	$1,633,986	$1,973,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$142,553	$150,718
Accrued expenses	649,100	638,914
Total current liabilities	791,653	789,632
Total Liabilities	791,653	789,632
Commitments and Contingencies (Note 4)
Stockholders’ Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized and 6,762,537 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	676	676
Additional paid-in capital	16,172,088	16,161,175
Accumulated deficit	(15,330,431)	(14,978,291)
Total Stockholders’ Equity	842,333	1,183,560
Total Liabilities and Stockholders’ Equity	$1,633,986	$1,973,192

See Notes to Condensed Consolidated Financial Statements.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	$149,293	$299,150
General and administrative	203,854	226,932
Total operating expenses	353,147	526,082
Loss from operations	(353,147)	(526,082)
Other income (expense):
Interest income	4,151	15,938
Registration Rights Penalty	(3,144)	(24,183)
Total other income	1,007	(8,245)
Net Loss	$(352,140)	$(534,327)

See Notes to Condensed Consolidated Financial Statements.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

	Common Shares		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2018	6,762,537	$676	$16,113,413	$(13,206,783)	$2,907,306
Stock-based compensation expense	—	—	51,267	—	51,267
Net loss	—	—	—	(534,327)	(534,327)
Balances at March 31, 2019	6,762,537	$676	$16,164,680	$(13,741,110)	$2,424,246

	Common Shares		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2019	6,762,537	$676	$16,161,175	$(14,978,291)	$1,183,560
Stock-based compensation expense	—	—	10,913	—	10,913
Net loss	—	—	—	(352,140)	(352,140)
Balances at March 31, 2020	6,762,537	$676	$16,172,088	$(15,330,431)	$842,333

See Notes to Condensed Consolidated Financial Statements.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(352,140)	$(534,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	10,913	51,267
Depreciation expense	4,337	6,658
Changes in operating assets and liabilities:
Prepaid expenses and other assets	1,946	(1,478)
Accounts payable	(8,165)	(132,317)
Accrued expenses	10,186	45,104
Net cash used in operating activities	(332,923)	(565,093)
Cash Flows from Investing Activities:
Purchase of certificates of deposit	(1,900,000)	(1,867,655)
Proceeds from maturity of certificates of deposit	1,449,903	2,681,070
Net cash (used in) provided by Investing activities	(450,097)	813,415
Net increase (decrease) in cash and cash equivalents	(783,020)	248,322
Cash and cash equivalents at beginning of period	1,298,789	513,526
Cash and cash equivalents at end of period	$515,769	$761,848

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

1. Organization

Nature of Business and Liquidity

Adgero Biopharmaceuticals Holdings, Inc. (“Holdings”), incorporated in Delaware on October 26, 2015, wholly owns Adgero Biopharmaceuticals, Inc. (“Adgero”) which was incorporated in Delaware on November 16, 2007 (collectively, the “Company”). The Company is a biopharmaceutical company, focused on the development of photodynamic therapy, for the treatment of rare, unmet medical needs, specifically orphan cancer indications. The Company is headquartered in Princeton, New Jersey.

The Company is devoting substantially all its efforts towards research and development of its photodynamic therapy and raising capital. The Company has not generated any product revenue to date.

The Company has financed its operations to date primarily through the issuance of its common stock, common stock warrants, convertible notes and loans from stockholders. The Company expects to continue to incur net losses in the foreseeable future.

As of March 31, 2020, the Company had cash and cash equivalents of $515,769 and holds short-term certificates of deposit totaling, in the aggregate, $900,168 as of March 31, 2020. Although the Company has incurred recurring losses, the Company expects its cash and cash equivalents and certificates of deposit as of March 31, 2020 to be sufficient to fund operations for at least the next twelve months from the issuance date of these consolidated financial statements.

The Company will need to continue to raise funds until it is able to generate revenues from operations sufficient to fund its development and commercial operations. The Company cannot be certain that additional funding will be available on acceptable terms, or at all, in which case it may have to significantly delay, scale back or discontinue the development and/or commercialization of its product. The Company may also be required to (a) seek collaborators for its product at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; or (b) relinquish or otherwise dispose of rights to technology or its product that the Company would otherwise seek to deploy or commercialize.

The impact of the coronavirus (“COVID-19”) outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of COVID-19 on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary after elimination of all intercompany transactions and balances. The unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements and reflect all adjustments, which only include normal recurring adjustments, which in the opinion of management are necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the interim period and are not necessarily indicative of results to be expected for the full fiscal year or for any other future annual or interim periods. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2019.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

2. Summary of Significant Accounting Policies  (continued)

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amounts of assets and liabilities reported in the Company’s balance sheets and the amounts of expenses reported for each of the periods presented are affected by estimates and assumptions, which are used for, but not limited to, fair value calculations for equity securities, establishing valuation allowances for deferred taxes, and the recovery of deferred costs. Actual results could differ from those estimates.

Certificates of Deposit

As of March 31, 2020, and December 31, 2019, the Company holds certificates of deposit (“CDs”) totaling, in the aggregate, $900,168 and $450,071, respectively, with original maturities ranging from five months to nine months. The CDs had a weighted average interest rate of 1.28% and 1.83% per annum as of March 31, 2020 and December 31, 2019.

Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies previously disclosed in the Company’s annual financial statements for the year ended December 31, 2019.

Financial Instruments

Financial instruments, which include cash and cash equivalents, CDs, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments.

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

2. Summary of Significant Accounting Policies  (continued)

Recently Adopted Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820),—Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company’s adoption of this standard on January 1, 2020 did not have a material impact on its condensed consolidated financial statements and related disclosures.

3. Property and Equipment

At March 31, 2020 and December 31, 2019, property and equipment, net consisted of the following:

	Estimated Useful Life (in years)	March 31, 2020	December 31, 2019
Computer equipment	3	$44,475	$44,475
Furniture and fixtures	7	39,570	39,570
Leasehold improvements	3	16,698	16,698
Construction in Progress		172,017	172,017
Total property and equipment		272,760	272,760
Less: accumulated depreciation		(77,239)	(72,902)
Property and equipment, net		$195,522	$199,858

Depreciation expense amounted to $4,337 and $6,658 for the three months ended March 31, 2020 and 2019, respectively. Depreciation expense is reflected in general and administrative expenses in the condensed consolidated statements of operations.

4. Commitments and Contingencies

Legal Matters

The Company is not currently subject to any material legal proceedings; however, the Company may from time to time become a party to various legal proceedings arising in the ordinary course of the Company’s business.

Contingent Milestone Payments

In connection with an asset purchase agreement with Miravant Medical Technologies (“Miravant”) dated November 26, 2012, and amended on May 12, 2014, the Company is subject to the following contingent milestone payments as of December 31, 2019:

a)	Payments of $300,000 in cash or an equivalent amount of stock, at the Company’s sole discretion, upon the sooner of (1) the next equity financing after a “non-exploratory” clinical trial or (2) the commencement of a clinical trial intended to be used as a definitive study for market approval in any country;

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

4. Commitments and Contingencies  (continued)

b)	Payment of $700,000 in cash or an equivalent amount of stock, at the Company’s sole discretion, upon the grant of the first regulatory approval of a product; and

c)	Royalty equity to six percent (6%) on net sales during the Royalty Term.

The purchase was accounted for as an asset acquisition. Contingent consideration in an asset acquisition is generally recognized when it is probable that a liability has incurred, and the amount can be reasonably estimated. None of the milestone payments were accrued for at the time of acquisition as it was not probable that a liability had been incurred. The milestones payments have not yet been achieved as of the date of these financial statements.

Lease Agreement

In December 2016, a three-year lease commenced on office space in Princeton. New Jersey. Basic rent in connection with the lease is $3,962 per month. The Company entered into an amendment to expand the leased office space which became effective May 15, 2017. Basic rent in connection with the lease amendment is $6,419 per month.

The lease was scheduled to terminate in May 31, 2020, the Company has renewed the lease for up to three months, with a two-week notice period of termination. Future minimum payments under this lease agreement, as amended, are $15,838 for the period from April 1, 2020 through August 31, 2020.

5. Equity

Authorized Capital

Holdings has 60,000,000 shares of authorized capital stock, including 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. No preferred stock has been designated to date.

Equity Incentive Plan

On January 8, 2016, the Holdings’ Board and stockholders adopted the 2016 Equity Incentive Plan (“2016 Plan”), which has a ten-year life for granting awards and initially reserved 750,000 shares of common stock for awards. As of March 31, 2020, (i) the Company has 2,524,979 shares of common stock authorized for awards granted under the 2016 Plan; (ii) options to purchase an aggregate of 1,003,937 shares of common stock were outstanding under the 2016 Plan; and (iii) 25,000 shares of common stock were issued as restricted stock grants pursuant to the 2016 Plan. Accordingly, as of March 31, 2020, 1,496,042 shares are reserved and currently available for future grants under the 2016 Plan.

Registration Rights Agreement

In connection with the 2016 Units Offering, the Company entered into a registration rights agreement (as amended, the “Registration Rights Agreement”). The Registration Rights Agreement required the Company to file with the SEC a registration statement covering the resale of the shares of common stock held by the Investors (the “Investor Shares”) and certain of the Investor Warrants, issued in the 2016 Units Offering, as well as the shares of common stock underlying the Replacement Warrants and the warrant issued to a 2015 Convertible Note holder whose note was not included in the 2016 Units Offering (together with the Investor Shares and the Investor Warrants, the “Registrable Securities”).

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

5. Equity  (continued)

If the registration statement is not declared effective on or before the Effectiveness Deadline, the Company will be required to pay to each holder of Registrable Securities purchased in the 2016 Units Offering an amount in cash equal to one-half of one percent (0.5%) of such holder’s investment amount on every 30 day anniversary of such Effectiveness Deadline until such failure is cured. The maximum aggregate amount of payments to be made by the Company as a result of such failure, shall be an amount equal to 6% of each holder’s investment amount. Additionally, the Company is required to pay interest on the unpaid payments in the amount of 2% per annum. The Registration Statement was not declared effective by the Effectiveness Deadline of April 2, 2017 and continues to not be effective as of March 31, 2020 and the date these condensed consolidated financial statements were issued. As a result, the Company believes it is probable that it will incur $632,057, the maximum amount of non-compliance penalties relating to these registration rights. Pursuant to ASC 450-20 “Loss Contingencies”, the Company accrued the estimated $440,466 of non-compliance penalties and it is included in Accrued liabilities on the Consolidated Balance Sheet at March 31, 2020 and December 31, 2019, respectively.

Restricted Stock

A summary of restricted stock activity for the three months ended March 31, 2020 is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	25,000	$2.82
Granted	—	—
Vested	—	—
Nonvested at March 31, 2020	25,000	$2.82

Stock Options

A summary of stock options activity for the three months ended March 31, 2020 is presented below:

	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	1,003,937	$5.00	5.5
Outstanding as of March 31, 2020	1,003,937	$5.00	5.3
Vested and exercisable at March 31, 2020	960,603	$5.00	5.2

As of March 31, 2020, there was $16,251 of unrecognized stock-based compensation related to stock option grants that will be amortized over a weighted average period of 0.5 year.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARIES

Notes to the Condensed Consolidated Financial Statements

Three Months Ended March 31, 2020 and 2019

(Unaudited)

5. Equity  (continued)

The following table summarizes stock-based compensation expense for the three months ended March 31, 2020 and 2019:

	For the three months ended March 31,
	2020	2019
Research and development	$1,253	$25,053
General and administrative	9,660	26,214
Total stock-based compensation expense	$10,913	$51,267

Warrants

A summary of warrant activity for the three months ended March 31, 2020 is presented below:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019 (a)	1,470,092	$5.00	1.59
Exercised	—	—	—
Outstanding as of March 31, 2020	1,470,092	$5.00	1.34

6. Subsequent Events

Management has evaluated subsequent events through the date the condensed consolidated financial statements were available to be issued and except as noted below, no other matters were identified that would require adjustment to or disclosure in the condensed consolidated financial statements.

On April 22, 2020, the Company granted its Board of Directors and certain employees an aggregate of 525,000 restricted stock awards which vest upon a change in control or six months following the date of the grant.

On May 11, 2020 the Company amended its lease to extend for up to three months through August 31, 2020, for $1,000 per month with a two week notice of cancellation.